77Q1(a)

Amendment No. 13 to the Amended and Restated Agreement and Declaration of Trust, dated June 16, 2015 (filed electronically as Exhibit (a)(14) to Post-Effective Amendment No. 52 to the Registration Statement of the Registrant on July 29, 2015,
File No. 33-65170, and incorporated herein by reference).